As filed with the Securities and Exchange Commission on August 8, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

XILINX, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0188631
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2100 Logic Drive
San Jose, California  95124
(Address of Principal Executive Offices) (Zip Code)

1990 Employee Qualified Stock Purchase Plan
1997 Stock Plan

(Full title of the Plan)

Willem P. Roelandts
President, Chief Executive Officer and
Chairman of the Board
Xilinx, Inc.
2100 Logic Drive, San Jose, California  95124
(Name and Address of Agent for Service)
(408) 559-7778
(Telephone number, including area code, of agent for service)

Copies to:
Gregory T. Davidson
Gibson, Dunn & Crutcher LLP
1881 Page Mill Road
Palo Alto, California 94304
(650) 849-5300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Common Stock issuable under 1990 Employee Qualified Stock Purchase Plan	9,000,000	Shares	$24.01	(2)	$216,090,000	$25,433.80

Common Stock issuable under 1997 Stock Plan	65,720,280	Shares	$28.25	(3)	$1,856,597,910.00	$218,521.58

(1)

Pursuant to Rule 416 under the Securities Act of 1933, there is also being registered such additional shares of Common Stock that become available under the foregoing plans in connection with changes in the number of shares of outstanding Common Stock to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)

The exercise price of $24.01 per share, computed in accordance with Rule 457(h) under the Securities Act of 1933, is 85% of the fair market value of a share of Xilinx, Inc. Common Stock on August 4, 2005. Pursuant to Section 7 of the 1990 Employee Qualified Stock Purchase Plan, shares are sold at 85% of the lesser of the fair market value of such shares on the Enrollment Date or the Exercise Date.

(3)

Calculated solely for purposes of computing the registration fee. Computed in accordance with Rule 457(h) of the Securities Act of 1933, based on the average of the high and low prices reported in the consolidated reporting system for the Registrant’s Common Stock as of August 4, 2005.

The Registrant is filing this Registration Statement for the purpose of registering shares previously authorized by stockholders in 1999 under the 1997 Stock Plan and the 1990 Employee Stock Purchase Plan (“ESPP”), and in August 2005 under the ESPP.

PART I

Information Required in the Section 10(a) Prospectus

Pursuant to the instructions to Form S-8, Part I (Information Required in the Section 10(a) Prospectus) is not filed as part of this Registration Statement.

PART II

Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)                                  The Registrant’s Annual Report for the fiscal year ended April 2, 2005 on Form 10-K filed with the Commission on June 1, 2005, including all material incorporated by reference therein;

(b)                                 The Registrant’s Quarterly Report for the quarter ended July 2, 2005 on Form 10-Q filed with the Commission on August 8, 2005, including all material incorporated by reference therein;

(c)                                  The Registrant’s Current Reports on Form 8-K filed with the Commission subsequent to April 2, 2005; and

(d)                                 The description of the Registrant’s Common Stock to be offered hereby contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 0-18548) filed with the Commission on April 27, 1990 under the Securities Exchange Act of 1934 (the “1934 Act”), including any amendment or report subsequently filed by Registrant for the purpose of updating the description.

In addition, all documents subsequently filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

Not Applicable.

Item 5.  Interests of Named Experts and Counsel

Not Applicable.

Item 6.  Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful.  In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The Registrant’s currently effective Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law.  The Registrant currently carries indemnity insurance pursuant to which its directors and officers are insured under certain circumstances against certain liabilities or losses, including liabilities under the Securities Act of 1933 (the “1933 Act”).

The Registrant has entered into indemnity agreements with certain directors and executive officers.  These agreements, among other things, indemnify the directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines, and settlement payments incurred by such persons in any action, including any action by or in the right of the Registrant, in connection with the good faith performance of their duties as a director or officer.  The indemnification agreements also provide for the advance payment by the Registrant of defense expenses incurred by the director or officer; however, the affected director or officer must undertake to repay such amounts advanced if it is ultimately determined that such director or officer is not entitled to be indemnified.

Item 7.  Exemption from Registration Claimed

Not Applicable.

Item 8.  Exhibits

Exhibit Number	Exhibit

4.1	1990 Employee Qualified Stock Purchase Plan, as amended

4.2	1997 Stock Plan, as amended

5.1	Opinion and consent of Gibson, Dunn & Crutcher LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8)

Item 9.  Undertakings

A.                                   The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act, that are incorporated by reference into this Registration Statement;

(2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering.

B.                                     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                                     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 4th day of August, 2005.

XILINX, INC.

By:	/s/ Willem P. Roelandts
Willem P. Roelandts
President, Chief Executive Officer and
Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Willem P. Roelandts and Jon A. Olson, and each of them severally, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Williem P. Relandts	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	August 4, 2005
Willem P. Roelandts

/s/ Jon A. Olson	Vice President Finance, and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 4, 2005
Jon A. Olson

/s/ John L. Doyle	Director	August 4, 2005
John L. Doyle

/s/ Jerald G. Fishman	Director	August 4, 2005
Jerald G. Fishman

/s/ Philip T. Gianos	Director	August 4, 2005
Philip T. Gianos

/s/ William G. Howard, Jr.	Director	August 4, 2005
William G. Howard, Jr.

/s/ Harold E. Hughes,Jr.	Director	August 4, 2005
Harold E. Hughes, Jr.

/s/ Richard W. Sevcik	Director	August 4, 2005
Richard W. Sevcik

/s/ Elizabeth W. Vanderslice	Director	August 4, 2005
Elizabeth W. Vanderslice

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	1990 Employee Qualified Stock Purchase Plan, as amended

4.2	1997 Stock Plan, as amended

5.1	Opinion and consent of Gibson, Dunn & Crutcher LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages to this Registration Statement on Form S-8)